Exhibit

                    Consent of Independent Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-14363) pertaining to the report dated March 25, 1998, with respect to the financial statements of the Dendrite 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                  /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania,


June 3, 1998